UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 15, 2007
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660
(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective August 15, 2007, the Board of Directors of Brooks Automation, Inc. (“Brooks” or the “Company”) appointed Robert J. Lepofsky, currently a member of Brooks’ Board of Directors, as its Chief Executive Officer. Mr. Lepofsky will begin serving as Chief Executive Officer concurrently with the retirement of Edward C. Grady, Brooks’ current Chief Executive Officer, on September 30, 2007.
Mr. Lepofsky, age 62, has been a member of the Brooks Board of Directors since October 2005 when Brooks acquired Helix Technology Corporation (“Helix”). Mr. Lepofsky was Chief Executive Officer of Helix from January 1989 until December 2004 and was Chairman of the Helix Board of Directors from January through October 2005. Between January 2005 and November 2006, Mr. Lepofsky served as President and CEO of Ensign-Bickford Industries, Inc., a privately held company. From November 2006 to the present, Mr. Lepofsky has been Chairman of Westcliff Capital Group, a private investment company. Mr. Lepofsky is also a director of Moldflow Corporation, a provider of software products, Avantair, Inc, a provider of fractional aircraft shares, and the CareGroup Health System. He is also a Trustee of the Beth Israel Deaconess Medical Center and an Overseer of the Boston Symphony Orchestra.
Mr. Lepofsky’s base salary will be $650,000, and he will be eligible to receive an annual management bonus up to 100% of base salary. The Board of Directors may, at its discretion, increase the amount of Mr. Lepofsky’s bonus. Mr. Lepofsky will be eligible to participate in all employee welfare and benefit plans normally offered to other senior executives of the Company, except that Mr. Lepofsky will not be entitled to any severance following termination of his employment with Brooks. Subject to approval by the Compensation Committee of the Board of Directors, Mr. Lepofsky will also be granted 50,000 shares of restricted common stock that will vest December 31, 2009 and an additional 300,000 shares of restricted common stock some or all of which would vest, if at all, upon the Company’s achievement of specified performance measures of pretax income, return on shareholder equity and increases in the Company’s share price measured at September 30, 2008 and at September 30, 2009. The Compensation Committee of the Board of Directors may, at it’s sole discretion include Mr. Lepofsky in any future Long Term Incentive programs offered to other senior executives of the Company. Mr. Lepofsky’s employment on these terms will be for two years. Brooks has also agreed to match Mr. Lepofsky’s charitable contributions up to $100,000 per year for seven years and to allow Mr. Lepofsky to participate in Brooks’ health plan at no cost to him following his retirement from Brooks.
ITEM 9.01 Financial Statements and Exhibits
99.1 Press Release dated August 16, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BROOKS AUTOMATION, INC.

/s/ Thomas S. Grilk

Thomas S. Grilk
Senior Vice President, General Counsel and
Secretary
Date: August 17, 2007

Exhibit Index

Exhibit
Number	Description
99.1	Press Release dated August 16, 2007